EXHIBIT 10.21


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[Original printed on letterhead of Finova Capital Corporation]


November 21, 1996

Showboat Marina Casino Partnership
6601 Ventnor Avenue, Suite 105
Ventnor, NJ  08406

Attn:  Mr. Joseph O'Brien

Gentlemen:

We are pleased to confirm our commitment to you, that subject to all the terms and conditions hereof and receipt by us of all documents requested by us, in form and substance satisfactory to us and our counsel, we are prepared to enter into the following loan transaction with you (this "Commitment"). All capitalized terms shall have the meanings ascribed to them in this Commitment.

Borrower:                Showboat Marina Casino Partnership, a
                         general partnership ("Borrower") owned
                         1% by Showboat Marina Investment
                         Partnership ("SMIP") and 99% by Showboat
                         Marina Partnership ("SMP"), both SMIP
                         and SMP are 45% owned by Waterfront
                         Entertainment and Development, Inc.
                         ("Waterfront") and 55% owned by Showboat
                         Indiana Investment L.P. ("LP") which is
                         owned (i) 1% Showboat Indiana, Inc.
                         ("SII") which is wholly owned by
                         Showboat Development Company, ("SDCI")
                         and (ii) 99% by Showboat Operating
                         Company ("SOC") which is wholly owned by Showboat, Inc. SMP is a general partner of Borrower. Borrower, SMP, LP, SII,
                         SDCI, SOC, Showboat, Inc. and any
                         present and future wholly or partially
                         owned subsidiary or affiliate of any of
                         the foregoing are herein collectively
                         referred to as the Showboat Entities.

Loan:                    The lesser of (i) $11,000,000 or
                         (ii) Borrower' s cost to acquire the
                         Equipment.

Use of Loan Proceeds:    To finance Borrower's acquisition of
                         non-gaming equipment, consisting of
                         kitchen, surveillance and other
                         equipment, substantially as set forth on Exhibit A, (the "Equipment"), to be located on Borrower's vessel and
                         Borrower's related land based support
                         facilities to be constructed and to be

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                         operated as a gaming casino from the
                         port of East Chicago, Indiana (the
                         "Vessel").

Advances:                Subject to the terms and conditions
                         hereof, Borrower may, from time to time, during the Advance Term request advances
                         (each an "Advance") of the Loan, in
                         amounts of not less than $1,000,000
                         each.

Promissory Note:         The Loan shall be evidenced by a
                         promissory note, in form and substance
                         satisfactory to us, made by Borrower
                         payable to us.

Advance Term:            The period commencing on the Closing
                         Date (as hereinafter defined) and
                         continuing until the earlier of
                         (a) October 1, 1997, (b) such time as
                         the maximum amount of Advances have been made or (c) a date mutually agreed upon by each of us. Such earliest date is hereinafter referred to as the ("Advance
                         Termination Date.")

Advance Term
Interest Rate:           The rate of interest publicly announced
                         by Citibank, N.A. in New York, NY, from
                         time to time as its Prime or Base Rate
                         plus two (2%) percent per annum.  The
                         Advance Term Interest Rate shall
                         increase or decrease to reflect any
                         increase or decrease in the Prime Rate
                         or Base Rate, effective as of the date
                         of each such change.

Advance Term
Interest Payments:       During the Advance Term, interest shall
                         accrue on the outstanding principal
                         balance of the Advances at the Advance
                         Term Interest Rate and shall be payable
                         monthly and on the Conversion Date (as
                         hereinafter defined).

Conditions to
Conversion to
Term Loan:               The following are the conditions to the
                         conversion (the "Conversion Conditions") of the then outstanding principal balance of the Advances to a term loan
                         (the "Term Loan"):  (i) Borrower's
                         faithful observance of all of the terms
                         and conditions of the Loan Documents (as hereinafter defined); and (ii) there

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                         having occurred no material adverse
                         change in Borrower's financial or
                         business condition, on or before the
                         Conversion Date.

Conversion to and
Term of the Term
Loan; Conversion
Date: In the event that: (i) Borrower has completed all of the Conversion Conditions on or before the Advance Termination Date; (ii) Borrower has not breached any of the terms and conditions of the Loan Documents; and (iii) no material adverse change in Borrower's financial or business condition has occurred, the Term of the Term Loan shall commence on such date and, subject to the provisions of the Loan Documents shall continue until the Maturity Date (as hereinafter defined). The date of the commencement of the Term of the Term Loan is referred to herein as the "Conversion Date."

Failure to Satisfy
Conversion Conditions:   In the event that Borrower fails to
                         satisfy all of the Conversion Conditions by October 1, 1997, the Advances shall not convert into a Term Loan and all Advances together with any interest accrued thereupon shall become immediately due and payable.

Term of the Term Loan:   Three (3) Years.

Term Loan
Interest Rate:           The highest yield for Treasury Notes
                         with a maturity date on or closest to
                         the Maturity Date, as published in THE
                         WALL STREET JOURNAL, on the first
                         business day preceding the Closing Date
                         plus four and ninety hundredths (4.90%)
                         percent per annum.

Term Loan Payments:      Thirty-Six (36) equal and consecutive
                         monthly installments of principal and
                         interest, which in the aggregate will
                         fully amortize the Term Loan at the
                         Interest Rate over the Term of the Term
                         Loan.

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Certain Provisions
Applicable to Advances
and Term Loan:           (a)  Interest on the Advances and the
                         Term Loan shall be calculated on the
                         basis of a 360-day year of twelve 30-day months, payable in arrears.

                         (b)  All payments on the Advances and
                         the Term Loan shall be applied first to
                         charges and expenses, if any, then to
                         accrued interest at the Advance Rate
                         Interest Rate or the Term Loan Interest
                         Rate, as applicable and the balance in
                         reduction of the principal balance of
                         the Loan.

Special Conditions;
Maturity Date:           The first Term Loan Payments shall be
                         payable on the first day of the second
                         month immediately following the month in which the Conversion Date occurs or, if the Conversion Date is the first day of a month, then on the first day of the next succeeding month; and the remaining
                         Term Loan Payments shall be payable on
                         the first day of each successive month
                         thereafter.  The date of the last
                         scheduled Term Loan Payments is the
                         "Maturity Date."  In addition, on the
                         first day of the first month immediately following the Conversion Date, Borrower shall pay the accrued interest on the Loan, at the Term Loan Interest Rate, for the period from the Conversion Date through the last day of the month in which the Conversion Date occurred
                         ("Interest Adjustment Payment").

Closing Date:            The date that we made the first Advance
                         but not later than July 1, 1997.

Net Loan:                All payments made by Borrower to us are
                         to be net of all charges, taxes,
                         expenses and the like.  All insurance,
                         maintenance and taxes with respect to
                         the transactions contemplated hereby,
                         the Equipment, the Collateral and the
                         Loan are to be paid by Borrower and are
                         Borrower's sole responsibility.

Fees and Other Charges:  Borrower shall pay or reimburse us for all reasonable out of pocket costs and
                         expenses (including, but not limited to, our attorneys fees no to exceed $50,000, and costs of appraisals, inspections, filing fees and searches)

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                         incurred by us in connection with the
                         negotiation and documentation for this
                         Commitment, the Loan Documents and
                         closing of the transactions contemplated hereby.

Collateral:              The payment and performance of all of
                         Borrower's present and future
                         obligations to us pursuant to the Loan
                         Documents shall be secured by a
                         perfected first priority security
                         interest in and lien upon the Equipment
                         and all accessions and additions to,
                         substitutions for, and replacements
                         thereof and all proceeds of any of the
                         foregoing, whether cash or non-cash,
                         including, but not limited to, insurance proceeds (collectively the
                         "Collateral").

Documentation:           All documentation (collectively the
                         "Loan Documents") shall be prepared or
                         reviewed by us or our counsel, shall be, in form and substance, satisfactory to us and our counsel and shall include, but not be limited to the following:
                         promissory notes, a loan and security
                         agreement, partnership agreements and
                         resolutions, subordination agreements
                         (with respect to liens on the Collateral and certain debt owing by Borrower to any of the Showboat Entities), opinions of counsel, a Vessel Chattel Mortgage on the Vessel covering solely the
                         Collateral, ("FINOVA Chattel Vessel
                         Mortgage"), Uniform Commercial Code
                         ("UCC") financing statements perfecting
                         our security interests in the Collateral and such other documents as we and our counsel deem appropriate.

Additional Financing and
Equity Requirements:     The making of the Advances shall be
                         conditioned upon, among other things,
                         your procurement of equity, financing
                         and financing commitments as follows:

                         (a)  Evidence that Borrower received
                         $140,000,000 (less underwriting expenses actually incurred by Borrower in connection with the Bond Placement) from the sale of First Mortgage Notes due 2003 issued jointly by Borrower and Showboat Marina Finance Corporation ("SMFC") under an Indenture dated as of March 28, 1996 (the "Indenture") among

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                         Borrower, SMFC and American Bank
                         National Association as Trustee (the
                         "Bond Placement");

                         (b)  Evidence that Borrower received
                         $39,000,000 of equity capitalization
                         ("Required Capitalization").

Subordination:           Except as expressly permitted pursuant
                         to Section 4.07 of the Indenture, no
                         present or future indebtedness of
                         Borrower to any of the Showboat Entities
                         (including, without limitation, any
                         management fees) shall be paid or
                         withdrawn in whole or in part, nor shall any of the Showboat Entitles accept any payment of or on account of any such indebtedness or as a withdrawal of capital while any present or future indebtedness from Borrower to us is outstanding.

Certain Documentation
Provisions:              The Loan Documents shall contain such
                         representations, warranties, covenants
                         (financial and otherwise), events of
                         default including, but not limited to,
                         default in the event (a) of the
                         termination or assignment of the
                         agreement to be entered into between
                         Borrower and SMP, for the management of
                         Borrower's business and operations (the
                         "Management Agreement"); (b) (i) SMP
                         ceases to be a general partner of
                         Borrower; (ii) SMP ceases to own 99% of
                         Borrower; (iii) there occurs any change
                         in the ownership of SMP (iv) Thomas S.
                         Cappos and Michael A. Pannos, cease to
                         own, in the aggregate, at least 25% of
                         Waterfront; or (v) Showboat, Inc.,
                         ceases to maintain (directly or
                         indirectly) 100% of the legal and
                         beneficial ownership of LP; or (c) of a
                         default with respect to the bonds (which are the subject of the Bond Placement) or any agreement executed in connection therewith including, but not limited to, any Indenture in connection therewith;
                         and remedies and other terms as are
                         customarily required by lenders in the
                         transactions of this type.

Continuing Compliance
by Borrower:             The operation of Borrower's business on
                         the Vessel shall be in compliance with
                         all applicable, federal, state, and
                         local laws, rules, regulations, permits,

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                         orders and other requirements now in
                         effect or as may become effective and
                         applicable during the Term of the Loan.
                         If non-compliance could have a material
                         adverse effect on Borrower's business,
                         operations, or financial condition or on Borrower's ability to perform its obligations under the Loan Documents Borrower must forthwith make such changes, if any, necessary to comply with such laws and ordinances. The Loan Documents shall include, but not be limited to, provisions encompassing all of the foregoing.

Financial Reporting;
Pre and Post Closing:

     Pre-Closing:        Throughout the period that this
                         Commitment is effective, Borrower shall
                         deliver and cause to be delivered to us
                         annual financial statements, for each
                         of Borrower and Showboat, Inc. audited
                         with respect to Showboat, Inc. by KPMG
                         Peat Marwick LLP or other Certified
                         Public Accountants acceptable to us,
                         within 105 days following the end of the respective fiscal years of Borrower and Showboat, Inc., and quarterly financial statements within 60 days following the respective quarter ends of Borrower and Showboat, Inc. The quarterly financial statements shall be certified, by the respective chief financial officers of Borrower and Showboat, Inc.

                         If Borrower or Showboat, Inc. updates
                         its projections prior to the closing of
                         the transaction contemplated hereby (the
                         "Closing"), the updated projections
                         shall be provided to us
                         contemporaneously with the creation
                         thereof and shall be satisfactory to us.
                         Any such projections which are
                         satisfactory to us in both form and
                         content are hereinafter referred to as
                         the "Satisfactory Subsequent
                         Projections."

     Post-Closing:       Throughout the Term of the Loan Borrower
                         shall deliver to us annual financial
                         statements, within 105 days following
                         the end of its fiscal year and quarterly financial statements within 60 days following its quarter ends. The financial statements shall be certified, by Borrower's chief financial officer

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                         and accompanied by a certificate
                         executed by such chief financial officer certifying Borrower's compliance with the representations, warranties, and covenants set forth in the Loan
                         Documents.

This Commitment and the Closing, shall be further subject to, among other things, receipt by us of the following, each of which shall be satisfactory to us and our counsel:

                    (i)  all documentation set forth herein and
                    as may be required by our counsel, including, but not limited to, the Loan Documents;

                    (ii) evidence, that the operation of
                    Borrower's gaming business on the Vessel is in compliance with all applicable, federal, state, and local laws, rules, regulations, and evidence that Borrower has obtained all necessary pre-licenses, licenses, permits, orders and other requirements as may be required by any entity having jurisdiction thereof, including but not limited to the Indiana Gaming Commission;

                    (iii) evidence that our entering into the transaction contemplated by the terms of this Commitment, does not require any licenses (other than our current business licenses) or approvals by any entity having jurisdiction thereof;

                    (iv) evidence that our enforcement of our rights under the Loan Documents including, but not limited to, repossession and sale of the Equipment, does not require any licenses (other than our current business licenses) or approvals by any entity having jurisdiction thereof;

                    (v)  evidence of the receipt by Borrower of
                    no less than $140,000,000 (less underwriting expenses actually incurred by Borrower in connection with the Bond Placement) from the Bond Placement;

                    (vi) evidence of the receipt by Borrower of the Required Capitalization;

                    (vii)     evidence that the Collateral is
                    owned by Borrower, free and clear of all liens and encumbrances, excepting only for the FINOVA Vessel Chattel Mortgage, any liens subordinated to the FINOVA Vessel Chattel

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                    Mortgage in form and substance satisfactory
                    to us and inchoate liens which affect the Vessel ("Inchoate Liens");

                    (viii)    results of UCC and Coast Guard
                    Searches;

                    (ix) the partnership agreement of Borrower;

                    (x)  the Management Agreement;

                    (ix) all agreements relating to Borrower's purchase of the Equipment including, without limitation, invoices and agreements which evidence that all Equipment is new and unused;

                    (xii)     evidence of the satisfaction by
                    Borrower of all conditions set forth herein;

                    (xiii)    policies of insurance and
                    endorsements for the Collateral in such form and of such type as are satisfactory to us issued by insurers rated A.M. Best A-VIII or better;

                    (xiv)     evidence that the Collateral is
                    owned by Borrower, free and clear of all liens and encumbrances other than our first and only priority security interest and lien and Inchoate Liens;

                    (xv) such opinions of counsel (including, but not limited to, provisions relating to the enforceability of the Loan Documents and perfection of the FINOVA Vessel Chattel Mortgage, our first priority security interest and lien in the Collateral, and confirming that (a) we require no licenses (other than our current business licenses) or approvals from any entity in connection with our making of the Loan and our repossession and sale of the Equipment and (b) Borrower has obtained all necessary pre-licenses, licenses and approvals to conduct a gaming business on the Vessel) and such certificates, registrations, waivers, searches, releases and further documents as may be required by our counsel.

This Commitment and the Closing shall be subject, in addition to all other conditions and requirements set forth herein, to the following: (i) in our sole reasonable judgment, there being

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no material adverse change in Borrower's financial, business or other conditions or in Showboat, Inc.'s financial, business or other condition; and (ii) the Closing occurring on or before July 1, 1997. This Commitment is not assignable without our prior written consent. We reserve the right to cancel this Commitment in the event Borrower or any officer, employee, agent or representative of Borrower has made any misrepresentation to us or has withheld any information from us with regard to the transaction contemplated hereby.

A Commitment Fee in the amount of $75,000 is required with Borrower's acceptance of this Commitment. We acknowledge receipt of the sum of $75,000 previously paid as an Application Fee, and agree to apply it towards the Commitment Fee due hereunder.

As used in this Commitment, the terms "satisfactory to us" or "acceptable to us" or "satisfactory to our counsel" or "acceptable to our counsel" or terms of similar import mean satisfactory or acceptable to us or our counsel in our or its sole judgment and discretion.

This Commitment and the Loan Documents shall be governed by the laws of the State of Arizona. Any dispute arising under this Commitment shall be litigated by Borrower only in any federal or state court located in the State of Arizona, or any state court located in Maricopa County, Arizona; and Borrower hereby irrevocably submits to the personal jurisdiction of such courts and waive any objection that may exist as to venue or convenience of such forums. Nothing contained herein shall preclude us from commencing any action in any court having jurisdiction thereof.

In the event that the transaction contemplated hereunder does not close prior to July 1, 1997 because of Borrower's failure to satisfy the conditions for the Closing, or because of a material adverse change in Borrower's financial, business or other condition or Showboat, Inc.'s financial, business, or other condition, has occurred this Commitment shall terminate and we shall have no liability to Borrower and we shall retain, as earned the Commitment Fee.

In the event we fail to complete this transaction and such failure is not because of Borrower's inability to satisfy all the conditions for closing or Borrower's failure to achieve its projected financial condition, as modified by Borrower's Satisfactory Subsequent Projections, in any material manner or a material adverse change in Borrower's financial, business or other condition or Showboat, Inc.'s financial business, or other condition, has occurred our liability shall be limited to a return of the Commitment Fee, less our out-of-pocket costs and expenses.

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Please execute the extra copy of this letter acknowledging
Borrower's acceptance of the terms hereof and return it to us.
In the event that a copy of this Commitment executed by Borrower is not received by us on or before November 25, 1996 this offer shall be deemed withdrawn. This Commitment supersedes, replaces and terminates all previous proposals and/or agreements including, but not limited to, our proposal to SMP dated August 22, 1995, our offer to make a commitment to SMP dated October 13, 1995 and our offer to make a commitment to Borrower dated November 7, 1996. Upon execution and delivery thereof the Loan Documents shall supersede this Commitment.

                              Very truly yours,

                              FINOVA Capital Corporation

                              /s/ William Breitman

                              William Breitman
                              Vice President


AGREED AND ACCEPTED:

Showboat Marina Casino Partnership

By:  Showboat Marina Partnership

Its General Partner

By: /s/ JOSEPH G. O'BRIEN

Title: V-P FINANCE

By:  Showboat Marina Investment Partnership

Its General Partner

By: /s/ JOSEPH G. O'BRIEN

Title: V-P FINANCE

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